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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-27843 of JLM Industries, Inc. and subsidiaries on Form S-1 of our report relating to the statement of revenues and direct costs of the Blue Island, Illinois, location of BTL Specialty Resins Corp. for the period from April 1, 1995 through June 7, 1995 dated January 29, 1997 appearing in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP
Tampa, Florida



July 23, 1997